Exhibit 10.1

Tenon Medical, Inc.

PROMISSORY NOTE

January 27, 2021

FOR VALUE RECEIVED, Tenon Medical, Inc. (the “Company”) promises to pay to Wilson Sonsini Goodrich & Rosati, Professional Corporation (“Holder”), or its registered assigns, in lawful money of the United States of America the principal sum equal to the aggregate principal amount of one hundred thirty thousand, five hundred sixty dollars and thirty-four cents ($130,560.34), together with interest from the date hereof at a rate equal to three percent (3%) per annum1, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder shall be due and payable on the earliest of (i) July 27, 2021; (ii) the closing of a Debt Financing or Equity Financing, (iii) the closing of a Change of Control transaction, (iv) the Company becomes cash flow positive and is in a position to make payment on the outstanding invoices, or (v) upon the occurrence of an Event of Default (as defined below) (the “Maturity Date”). If all unpaid principal and accrued interest shall not be paid when otherwise due, the interest rate per annum on this note shall increase from three percent (3%) per annum to five percent (5%) per annum.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1.       Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)       “Change of Control” shall mean: (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation), unless the stockholders of record of the Company immediately prior to any such transaction (by virtue of securities issued as consideration for the Company’s acquisition or otherwise) are holders of fifty percent (50%) or more of the voting power of the surviving entity or acquiring entity immediately thereafter (and for purposes of this calculation equity securities that any stockholder of the Company owned immediately prior to such merger or consolidation as a stockholder of another party to the transaction shall be disregarded); (ii) a sale or other transfer of all or substantially all of the assets (including all exclusive licenses currently owned by the Company) of the Company (or any series of related transactions resulting in the sale or other transfer of all or substantially all of the assets of the Company); or (iii) a transaction or series of transactions in which a person or group of persons (as defined in Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended) acquires beneficial ownership (as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of fifty percent (50%) or more of the voting power of the Company.

1 NTD – Confirm that the interest rate is at least the amount of the AFR.

(b)       the “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(c)       “Debt Financing or Equity Financing” shall mean a debt or equity financing of the Company the gross proceeds of which equal or exceed $1,000,000.00.

(d)       “Event of Default” has the meaning given in Section 4 hereof.

(e)       “Holder” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(f)       “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations owed by the Company to Holder arising under or pursuant to the terms of this Note including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(g)       “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(h)       “Securities Act” shall mean the Securities Act of 1933, as amended.

(i)       “Subsidiary” shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by the Company, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by the Company, (c) any other entity included in the financial statements of the Company on a consolidated basis.

2.       Interest. Accrued interest on this Note shall be payable at such time as the principal amount hereunder shall be due.

3.       Prepayment. This Note may be prepaid at any time.

4.       Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)       Payment. The Company fails to make any payment under this Note when due; or

(b)       Breaches of Covenants. The Company shall fail to observe or perform any covenant, obligation, condition or agreement contained in this Note (other than as set forth in clause (a) above) and such failure shall continue for 15 days;

(c)       Voluntary Bankruptcy or Insolvency Proceedings. The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(d)       Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

5.       Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived to the fullest extent permitted by applicable law.

6.       Notice Prior to Change of Control. The Company shall provide to Holder written notice at least 20 days prior to the consummation of a transaction or series of related transactions that would constitute or result in a Change of Control. Such notice shall include the anticipated closing date of such transaction or series of related transactions and the material terms of such transaction or series of related transactions. The Company shall promptly provide Holder with written updates to such notice of any changes to the anticipated closing date or to the material terms of such transaction or series of related transactions.

7.       Successors and Assigns. Subject to the restrictions on transfer described in Sections 9 and 10 below, the rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8.       Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

9.       Transfer of this Note. With respect to any offer, sale or other disposition of this Note, Holder will give written notice to the Company prior thereto, describing briefly the manner thereof. Transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

10.       Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned or delegated, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder.

11.       Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to Holder, at such Holder’s address or facsimile number set forth in the signature page below, or at such other address as such Holder shall have furnished the Company in writing, or (ii) if to Company, at 2110 Omega Rd, Ste F, San Ramon, CA 94583, or at such other address or facsimile number as Company shall have furnished to the Holder in writing. All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

12.       No Impairment. The Company will not through any amendment of its Certificate of Incorporation or any reorganization, Change of Control transaction, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note.

13.       Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

14.       Waivers. To the fullest extent permitted by applicable law, the Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

15.       Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

[Signature Page Follows]

The Company has caused this Note to be issued as of January 27, 2021

Tenon Medical, Inc.

By:	/S/ Kal Mentak
Name:	Kal Mentak
Title:	CEO
Date:	1/27/2021
Address:	2110 omega rd suite F san ramon CA 94583

Acknowledged and Agreed:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

By:	/s/ Christine Macachor
Name:	Christine Macachor
Title:	Sr. Collections Manager